                                                                    EXHIBIT 10.9

                                  EMISSIONS/LH
                            ASSET PURCHASE AGREEMENT

      THIS IS AN ASSET PURCHASE AGREEMENT by and between eMissions Testing, Inc., a Georgia corporation ("eMissions"), and Lake Holdings, LLC, a Georgia limited liability company ("LH"), dated as of June 1, 2000, and by which eMissions and LH, in consideration of the agreements set forth below (the mutuality, adequacy and sufficiency of which are hereby acknowledged), hereby agree as follows to set forth the basis on which eMissions will acquire certain assets and assume certain liabilities of LH's automobile emissions testing business located at the addresses set forth on EXHIBIT A hereto (the "Business"):

      1. GENERALLY AS TO PURCHASE & SALE.

            (a) PURCHASE AND SALE OF ASSETS; ASSUMPTION OF LIABILITIES. At the Closing (as defined in Section 2):

                  (i) PURCHASED ASSETS. LH will sell to eMissions, and eMissions will purchase from LH, LH's: (A) machinery and equipment; (B) inventory; (C) leases set forth on Schedule 1(a)(i); (D) transferable licenses; (E) goodwill; and (F) all other tangible and intangible assets used in the Business (hereinafter referred to collectively as the "Purchased Assets"). LH's cash, receivables and minute books and unit records are not being sold by LH to eMissions pursuant to this Agreement.

                  (ii) ASSUMED LIABILITIES. eMissions will assume the following of LH's liabilities and obligations that relate to the Business: (A) all lease obligations set forth in Schedule 1.a (ii); (B) all taxes for fiscal year 2000 prorated to the Closing Date; (C) all insurance premiums; and (D) all warranties; (E) all licensing and permit fees. All of LH's other liabilities and obligations (including those relating to payables, debt, current or former agents and employees, litigation, and violations of law) ("Excluded Liabilities") incurred prior to the Closing are not Assumed Liabilities and will not be assumed by eMissions.

            (b) PURCHASE PRICE. The "Purchase Price" is $220,000.00.

      2. CLOSING. At the Closing (which will consist of the deliveries set forth below, none of which will be deemed to have been delivered unless and until all of them have been delivered, and which will occur on June 1, 2000, at 10:00 a.m., at the offices of LH, 106 Colony Park Drive, Suite 900, Cumming, Georgia 30040, or as the parties will otherwise agree) the following will occur:

            (a) PURCHASE PRICE. eMissions will deliver to LH by wire transfer the sum of $220,000.

            (b) BILL OF SALE. LH will deliver to eMissions a duly completed and executed bill of sale in substantially the form of EXHIBIT B.

            (c) OFFICER'S CERTIFICATE. eMissions will deliver an officer's certificate certifying the authorization and approval of the execution, delivery and performance of the transactions contemplated by this Agreement and the related documents.

            (d) ASSIGNMENT OF LEASES. LH will deliver to eMissions a duly executed assignment of lease with respect to the leases included in the Purchased Assets.

            (e) ASSUMPTION OF LIABILITIES. eMissions will deliver to LH a duly completed and executed assumption of liabilities in substantially the form of EXHIBIT C.

            (f) THIRD PARTY CONSENTS. LH will deliver evidence of all third party consents required to deliver the purchased assets at the closing.

            (g) CONSULTING AGREEMENT. eMissions and Robert Evans will have executed a consulting agreement satisfactory to each of the parties (the "Evans Consulting Agreement").

      3. REPRESENTATIONS AND WARRANTIES.

            (a) BY LH. Lewis N. Lester, Michael S. Brown and Robert Evans (the "Members") and LH represent and warrant to eMissions that:

                  (i) LH'S EXISTENCE: LH is a duly incorporated and organized Georgia limited liability company validly existing and in good standing under Georgia law.

                  (ii) POWER AND AUTHORITY TO SELL: LH has the power and authority to execute, deliver and otherwise perform this Agreement and the agreements, instruments and documents to be executed and delivered by it pursuant to this Agreement; and without limiting the foregoing, LH's Management Committee has authorized and approved the execution, delivery and performance of this Agreement and the agreements, instruments and documents to be executed and delivered by it pursuant to this Agreement and a certified copy of such consent has been delivered to eMissions at the time this Agreement has been executed and delivered.

                  (iii) DUE AUTHORIZATION AND EXECUTION: This Agreement has been, and each other agreement, instrument and document to be executed and delivered by LH pursuant to this Agreement will be, duly executed and delivered by LH and each constitutes the legal, valid and binding obligation of LH, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency and other laws and equitable principles affecting creditors" rights generally and the discretion of the courts in granting equitable remedies.

                  (iv) EXECUTION, DELIVERY AND PERFORMANCE PERMITTED WITHOUT
VIOLATION: The execution, delivery and performance of this Agreement is, and of the agreements, instruments and documents to be executed and delivered by LH pursuant to this Agreement will be, in compliance with, and is not (and will not be), assuming the giving of notice or the passage of time or both, in violation of (A) LH's articles of organization or operating agreement, (B) any applicable law to which LH or any of its assets is subject or bound, or (C) any contract, commitment, order, ruling or proceeding to which LH or any of its assets is a party, subject or bound.

                  (v) FINANCIAL STATUS: LH's unaudited balance sheets as of April 30, 2000, the related unaudited statements of income, retained earnings and changes in financial position for the periods then ended (collectively referred to as the "Financial Statements") are in accordance with LH's books and records, and fairly present in all material respects LH's financial condition as of such date and LH's results of operations for the periods then ended.

                  (vi) UNDISCLOSED LIABILITIES: Except as and to the extent specifically reflected in the Financial Statements and the Schedules to this Agreement, and except for liabilities arising in the ordinary course of business since April 30, 2000, LH has no other liability of any nature (whether accrued, absolute, contingent, known or unknown, determinable or not or otherwise) that would affect in any way whatsoever eMissions" right, title, and interest in or eMissions" right to use or enjoy any Purchased Asset, any Assumed Liability or any aspect of the Business acquired by eMissions pursuant to this Agreement.

                  (vii) ABSENCE OF CERTAIN CHANGES: Since April 30, 2000, LH has not issued any securities, made any distributions, incurred any debt or granted any security interest in any of its property, entered into any material contract, permitted any material right to lapse, made any material change in compensation, or taken any action not in the ordinary course of its business.

                  (viii) TAXES: Except taxes accruing after December 31, 1999, to the knowledge of Lester, Evans and Brown, LH has no liability with respect to taxes that would affect in any way whatsoever eMissions" right, title, and interest in or eMissions" right to use or enjoy any Purchased Asset, any Assumed Liability or any aspect of the Business acquired by eMissions pursuant to this Agreement.

                  (ix) OWNERSHIP OF ASSETS: Except as set forth in the Exhibits and Schedules attached to this Agreement, LH owns all right, title and interest in and to the Purchased Assets free and clear of all liens, encumbrances or other adverse interests.

                  (x) CONDITION OF PURCHASED ASSETS. With respect to the equipment owned, leased or used by LH and included in the Purchased Assets and Assumed Liabilities, such properties are adequate and satisfactory for the operations for which they are being used by LH.

                  (xi) COMPLIANCE WITH CONTRACTS AND LEASES. LH is in compliance with all the agreements and leases to which it is a party or subject and included in the Purchased Assets.

                  (xii) LITIGATION. LH: (i) is not engaged in, a party to, subject to or, to LH's knowledge, threatened with any claim, controversy, legal or equitable action or other proceeding (whether as plaintiff, defendant or otherwise and in no such matter has LH's insurer asserted a reservation of rights); and (ii) is not a party to or subject to any judgment, order, decree or restriction against it.

                  (xiii) COMPLIANCE WITH APPLICABLE LAWS. To the knowledge of Lester, Evans and Brown, LH is in compliance with all applicable law, including that involving antitrust, unfair competition, trade regulation, antipollution, environmental, and employment.

                  (xiv) LICENSES AND PERMITS. LH has all licenses and permits required to operate the Business; and LH is in full compliance with each license and permit.

                  (xv) ENVIRONMENTAL MATTERS. Without limiting the foregoing:
(i) LH is not subject to any fine, penalty, judgment (including those for exemplary or punitive damages), settlement payment, or other liability or obligation whatsoever (including those with respect to personal injury, clean-up, removal or remediation, whether under CERCLA or otherwise and including the cost of defending against any allegation of any of the foregoing) which relates to, is based upon or arises from or in connection with any Environmental Law, whether made or asserted by a governmental authority or by a private person, with respect to any acts or omissions occurring, or facts or circumstances existing, on or before the Closing Date and whether or not any such act, omission, condition or circumstance was lawful when it occurred or initially or subsequently existed. "Environmental Law" means all applicable law relating to protection of the environment, prevention or minimization of pollution, control and tracking of any hazardous substance, hazardous waste or waste, protection of human health or similar matters with respect to the foregoing matters.

                  (xvi) WARRANTIES. LH makes no warranty, guaranty or claim as to services provided by LH, has maintained accurate service records and other information with respect to all services; and each of LH's services comply with applicable law.

eMissions and LH each acknowledge and agree that none of the transactions contemplated by this Agreement constitutes a sale of goods under the Uniform Commercial Code (the "UCC") as enacted in any state, but in any event, however, EXCEPT AS EXPRESSLY SET FORTH IN THE FOREGOING PROVISIONS OF THIS SECTION 3(a):
(A) LH MAKES NO REPRESENTATION OF WARRANTY TO eMISSIONS; (B) ALL PROPERTY CONVEYED PURSUANT TO THIS AGREEMENT Will BE ON AN "AS IS," "WHERE IS," "WITH ALL FAULTS" BASIS AND WITHOUT ANY REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, OPERABILITY, CAPACITY, CONDITION, OR FREEDOM FROM LIENS OR ENCUMBRANCES; AND (C) LH MAKES NO (BUT RATHER EXPRESSLY DISCLAIMS ANY AND ALL AND WHETHER EXPRESS OR IMPLIED) REPRESENTATION OR WARRANTY AS TO THE BUSINESS OR LH's FINANCIAL CONDITION, ASSETS, LIABILITIES OR OBLIGATIONS INCLUDING WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, OPERABILITY, CAPACITY, CONDITION OR FREEDOM FROM LIENS OR ENCUMBRANCES.

            (b) BY EMISSIONS. eMissions hereby represents and warrants to LH:

                  (i) EMISSIONS|_| EXISTENCE. eMissions is a duly incorporated and organized Georgia corporation validly existing and in good standing under Georgia law.

                  (ii) POWER AND AUTHORITY. eMissions has the corporate power and authority to execute, deliver and perform this Agreement and the agreements, instruments and documents to be executed and delivered by it pursuant to this Agreement; and without limiting the foregoing, the Board of Directors of eMissions has authorized and approved the execution, delivery and performance of this Agreement.

                  (iii) AUTHORIZATION AND EXECUTION. This Agreement has been, and each other agreement, instrument and document to be executed and delivered by eMissions pursuant to this Agreement will be, duly executed and delivered by eMissions, and each constitutes eMissions" legal, valid and binding obligation, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency and other laws and equitable principles affecting creditors" rights generally and the discretion of the courts in granting equitable remedies.

                  (iv) EXECUTION, DELIVERY AND PERFORMANCE PERMITTED WITHOUT VIOLATION. The execution, delivery and performance of this Agreement is, and of the agreements, instruments and documents to be executed and delivered by eMissions pursuant to this Agreement will be in compliance with, and is not (and will not be), assuming the giving of notice or the passage of time or both, in violation of (A) eMissions" articles of incorporation or bylaws as amended or restated, (B) any applicable law to which eMissions or its assets is a party, subject or bound, or (C) any agreement, commitment, order, ruling or proceeding to which eMissions or its assets is a party, subject or bound.

      4. COVENANTS & AGREEMENTS.

            (a) PERFORMANCE OF OBLIGATIONS. The parties will in good faith undertake: (i) to perform their covenants and agreements, and satisfy all conditions, in this Agreement and; (ii) to cause the transactions contemplated in this Agreement to be carried out promptly in accordance with the terms of this Agreement.

            (b) CONFIDENTIALITY OF THIS AGREEMENT. The terms and conditions of this Agreement will remain confidential, except with the prior written consent of the other (which will not be unreasonably withheld or delayed).

            (c) BULK SALES; STATE TAX CLEARANCES. eMissions and LH each acknowledge and agree: (a) that notices to creditors are not being given under, and no other actions are being taken to comply with, the "Bulk Sales Act" under the Uniform Commercial Code or any similar applicable law as in effect in any state (but without acknowledging that such is required); and (b) that no waivers or clearances are being obtained under, and no other actions are being taken to comply with state laws, if any, providing for tax clearances in connection with transfers of assets (but without acknowledging that such is required). eMissions and LH waive compliance with such laws.

            (d) NO OBLIGATION TO HIRE EMPLOYEES. Except for the Evans Consulting Agreement nothing in this Agreement: (i) requires eMissions to hire, or to offer to hire, the current employees of the Business; (ii) constitutes an offer to employ such employees; or (iii) requires eMissions to pay any such persons severance pay in the event of termination of employment.

            (e) PAYMENT AND RELEASE OF LIENS BY LH. Immediately upon receipt of the Purchase Price on the Closing Date: (a) will pay all liabilities set forth in Schedule 4 (e) and take all appropriate measures to have any liens related to such liabilities cancelled in accordance with their terms or other applicable requirements. LH agrees to cooperate with eMissions for the transfer of all licenses relating to the Business to the extent such licenses are transferable.

            (f) EXPENSES. Each party to this Agreement will pay its own expenses and costs incurred in connection with the negotiation and consummation of this Agreement and the transactions contemplated by this Agreement.

      5. SURVIVAL & INDEMNIFICATION. The representations, warranties, covenants and agreements made in this Agreement will survive the Closing for a period of one year. Each party, acknowledging that the other is entitled to rely on its representations, warranties, covenants and agreements in this Agreement (qualified only by the disclosures in the attachments to this Agreement) in order to preserve the benefit of the bargain otherwise represented by this Agreement, agrees that neither the survival of such representations, warranties, covenants and agreements, nor their enforceability nor any remedies for breaches of them will be affected by any knowledge of a party regardless of when or how such party acquired such knowledge.

      6. MISCELLANEOUS.

            (a) GOOD FAITH EFFORTS; FURTHER ASSURANCES; COOPERATION. The parties will in good faith undertake to perform their obligations in this Agreement, to satisfy all conditions and to cause the transactions contemplated in this Agreement to be carried out promptly in accordance with the terms of this Agreement. Upon the execution of this Agreement and thereafter, each party will do such things as may be reasonably requested by the other party to this Agreement in order more effectively to consummate or to document the transactions contemplated by this Agreement. The parties will cooperate with each other and their respective counsel, accountants or designees in connection with any steps required to be taken as part of their respective rights and obligations under this Agreement.

            (b) NOTICES. Each notice, communication and delivery under this
Agreement: (i) will be made in writing signed by the party making the same; (ii) will specify the Section pursuant to which it is given; (iii) will be given either in person or by a nationally recognized next business day delivery service for next day delivery; and (iv) if not given in person, will be given to a party at the address set forth below such party's signature (or at such other address as a party may furnish to the other parties pursuant to this subsection). If notice is given pursuant to this subsection of a permitted successor or assign of a party, then notice will also thereafter be given as set forth above to such successor or assign of such party.

            (c) ASSIGNMENT. No assignment or transfer by a party of its rights and obligations under this Agreement will be made by merger or other operation of law or otherwise except with the prior written consent of the other party (which may not be unreasonably withheld or delayed); PROVIDED, HOWEVER, that the assignment of the rights of eMissions to a wholly-owned subsidiary corporation will be permitted without LH's prior written consent (although eMissions will give LH prior notice of such), but only so long as such corporation remains a wholly-owned subsidiary of eMissions, and no such assignment will relieve eMissions of its obligations or liabilities under this Agreement; PROVIDED, HOWEVER, that LH may assign its rights and obligations under this Agreement to its unit holders in connection with its liquidation, who take all distributions relating to the sale pursuant to this Agreement, whether in liquidation or otherwise, and assume LH's unsatisfied liabilities and obligations under this Agreement (but subject to the limitations in this Agreement). This Agreement is binding upon the parties and their successors and assigns and inures to the benefit of the parties and their permitted successors and assigns and, when appropriate to effect the binding nature of this Agreement for the benefit of the other parties, or any other successor or assign.

            (d) CERTAIN DEFINITIONS. For purposes of this Agreement: (whether or not underlined): (i) "APPLICABLE LAW" means each provision of any constitution, statute, law, rule, regulation, decision, order, decree, judgment, release, license, permit, stipulation or other official pronouncement enacted, promulgated or issued by any governmental authority or arbitrator or arbitration panel; (ii) "CONTRACT" means any contract of any kind whatsoever, together with all related amendments, modifications, supplements, waivers and consents; (iii) "GOVERNMENTAL AUTHORITY" means any legislative, executive, judicial, quasi-judicial or other public authority, agency, department, bureau, division, unit, court or other public body or person; (iv) "LIEN" means any mortgage, deed to secure debt, deed of trust, security interest, lien, pledge, charge, encumbrance or adverse claim of any kind whatsoever, including any other security arrangement of any nature whatsoever, any conditional sale or title retention arrangement, any assignment, deposit arrangement or lease intended as, or having the effect of, security, and the interest of a lessor or lessee under a lease treated as a capitalized lease; (V) "PARTY", "PARTIES" and variations of such means each or all, as appropriate, of the persons who have executed and delivered this Agreement, each permitted successor or assign of such a party, and when appropriate to effect the binding nature of this Agreement for the benefit of another party, any other successor or assign of such a party; (vi) "PERSON" means any individual, sole proprietorship, partnership, corporation, joint venture, limited liability company, estate, trust, unincorporated organization, association, institution, or other entity or governmental authority; (vii) "TAXES" means all taxes, assessments, charges, duties, fees, levies or other governmental charges, including all federal, state local, foreign or other income, profits, unitary, business, franchise, capital stock, real property, personal property, intangible taxes, withholding, FICA, unemployment compensation, disability, transfer, sales, use, excise and other taxes, assessments, charges, duties, fees, or levies of any kind whatsoever (whether or not requiring the filing of returns) and all deficiency assessments, additions to tax, penalties and interest; and (viii) "THIS AGREEMENT" includes any amendments or other modifications and supplements, and all exhibits, schedules and other attachments, to it.

            (e) RULES OF CONSTRUCTION. For purposes of this Agreement: (i) "including" and any other words or phrases of inclusion will not be construed as terms of limitation, so that references to "included" matters will be regarded as non-exclusive, non-characterizing illustrations; (ii) when `section," `subsection," or "Exhibit" is capitalized in this Agreement, such refers to such item of or to this Agreement; (iii) titles and captions of or in this Agreement are inserted only as a matter of convenience and in no way define, limit, extend or describe the scope of this Agreement or the intent of any of its provisions;
(iv) whenever the context so requires, the singular includes the plural and the plural includes the singular, and the gender of any pronoun includes the other genders; (v) each exhibit and schedule referred to in this Agreement and each attachment to any of them or this Agreement is hereby incorporated by reference into this Agreement and is made a part of this Agreement as if set out in full in the first place that reference is made to it; and (vi) acknowledging that parties have participated jointly in the negotiation and drafting of this Agreement, if an ambiguity or question of intent or interpretation arises as to any aspect of this Agreement, then it will be construed as if drafted jointly by the parties and no presumption or burden of proof will arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

            (f) SEVERABILITY. Any determination by any court of competent jurisdiction of the invalidity of any provision of this Agreement that is not essential for accomplishing its purposes will not affect the validity of any other provision of this Agreement, which will remain in full force and effect and which will be construed as to be valid under applicable law.

            (g) CONTROLLING LAW; INTEGRATION; AMENDMENT; WAIVER; REMEDIES CUMULATIVE. This Agreement is governed by, and will be construed and enforced in accordance with, the laws of the State of Georgia. This Agreement and the other agreements contemplated by this Agreement supersede all prior negotiations, agreements and understandings between the parties as to its subject matter, constitute the entire agreement between the parties as to its subject matter and may not be altered or amended except in writing signed by the parties. The failure of any party at any time or times to require performance of any provision of this Agreement will in no manner affect the right to enforce the same; and no waiver by any party of any provision (or of a breach of any provision) of this Agreement, whether by conduct or otherwise, in any one of more instances will be deemed or construed either as a further or continuing waiver of any such provision or breach or as a waiver of any other provision (or of a breach of any other provision) of this Agreement.

            (h) COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which will be deemed an original, and it will not be necessary in making proof of this Agreement or its terms to produce or account for more than one of such counterparts.

      DULY EXECUTED and delivered by eMissions and LH as of June 1, 2000.

LH                                        LAKE HOLDINGS, LLC
---
                                          By: /s/ Michael S. Brown
                                             ---------------------------

                                          Title: Michael S. Brown, CFO
                                                ------------------------



EMISSIONS:                                eMISSIONS TESTING, INC.
---------

                                          By: /s/ WILLIAMS S. ESTROFF
                                             ------------------------------
                                             Williams S. Estroff, President

                                      * * *

                                          DULY EXECUTED AND DELIVERED by
                                          LH's members" agreement to the
                                          foregoing asset purchase agreement.

                                          /s/ LEWIS N. LESTER
                                          --------------------
                                          LEWIS N. LESTER

                                          /s/ MICHAEL S. BROWN
                                          ---------------------
                                          MICHAEL S. BROWN

                                          /s/ ROBERT EVANS
                                          ---------------------
                                          ROBERT EVANS

                                    * * * * *

      22. EXHIBIT A


      33. Locations of Business


1. 27 East Crogan Street, Lawrenceville, GA 30053

2. 554 Atlanta Highway, Cumming, GA 30041

3. 677 Concord Road, Smyrna, GA 30080*


* The Concord Road Lease expired May 31, 2000 and was not renewed by LH.

      24. EXHIBIT B

      25. BILL OF SALE

      25.1 EXHIBIT C

                            ASSUMPTION OF LIABILITIES

                                SCHEDULE 1.A (I)

                                Purchased Assets

1. Agreement between Dan Calicchio and Lake Holdings, LLC d/b/a QuickTest dated February 11, 2000 RE: Lease of Dynamometer.

2. Lease Agreement with Purchase Option dated February 14, 2000, by and between Lake Holdings, LLC and Georgia Express Corporation RE: Lease of ASM Dynamometer.

                                SCHEDULE 1.A (II)

      Assumed Liabilities

1. Lease Obligations

      a. Lease Agreement for Crogan Street location between Lake Holdings, LLC and the Estate of Eleanor Homeyer.

      b. Lease Agreement for Atlanta Highway location between Lake Holdings LLC and The Right Stuff Food Stores, Inc.

                                 SCHEDULE 4 (E)

            B. Obligations, Liens, and Encumbrances

1. Lease Obligations

      a. Lease number 76021 with Bancorp Group, Inc. for in the amount of $23,265.76
      b. Lease number 760820 with Bancorp Group for in the amount of $22,699.95
      c. Lease number 100442.1 with New Century for dynamometer in the amount of $18,125.56
      d. Lease number 143.0025050-000 with ESP for in the amount of $6,964.71
      e. Lease number 143-0025050-001 with ESP for in the amount of $14,385.26

2. Business Debt
      a. VISA card Lake Holdings, LLC - Michael S. Brown, $2,650.25
      b. VISA card Lake Holdings, LLC - Lewis N. Lester, $1,449.36
      c. VISA card - Michael S. Brown, $7,500
      d. VISA card - Michael S. Brown, $7,500
      e. Loan from First Colony Bank, #112164, for two gas analyzers and one dynamometer for $41,991.20.
      f. Loan from First Colony Bank, #114392, for equipment in the aggregate of $21,655.19.
      g. Line of Credit with First Colony Bank, note # 111932, with an outstanding balance of $7,896.92.

3. Promissory Notes to each of Lewis N. Lester and Michael S. Brown dated as of March 1, 1997 in the principal amount of $30,000.00.